Exhibit 19.4


  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


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

  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               2


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
 Original Portfolio:                  $3,399,999,913.68              214,716

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $582,000,000.00         2.583%                     June 15, 2002
   Class A-2 Notes                                                1,286,000,000.00         2.665%                    April 15, 2004
   Class A-3 Notes                                                  698,000,000.00         2.665%                    March 15, 2005
   Class A-4 Notes                                                  557,838,000.00         4.010%                    March 15, 2006
   Class B Notes                                                     99,000,000.00         4.480%                     June 15, 2006
   Class C Certificates                                              66,000,000.00         5.210%                   August 15, 2006
   Class D Certificates                                              66,000,000.00         7.000%                 February 15, 2008
                                                                     -------------
      Total                                                      $3,354,838,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $19,075,218.83               $25,833.76          $19,101,052.59
  Repurchased Loan Proceeds Related to Interest                          17,051.54                     0.00               17,051.54
                                                                         ---------                     ----               ---------
      Total                                                         $19,092,270.37               $25,833.76          $19,118,104.13

  Servicer Advances:
  Principal Advances                                                         $0.00               $45,289.06              $45,289.06
  Interest Advances                                                   3,263,646.10                 3,368.87            3,267,014.97
                                                                      ------------                 --------            ------------
      Total                                                          $3,263,646.10               $48,657.93           $3,312,304.03

  Principal:
  Principal Collections                                             $72,620,185.51              $585,000.01          $73,205,185.52
  Prepayments in Full                                                44,046,681.27               233,470.46           44,280,151.73
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,066,514.19                     0.00            2,066,514.19
  Payahead Draws                                                              0.00                25,001.67               25,001.67
                                                                              ----                ---------               ---------
      Total                                                        $118,733,380.97              $843,472.14         $119,576,853.11

  Liquidation Proceeds                                                                                                  $162,039.23
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                   $119,738,892.34

  Principal Losses for Collection Period                                                                                $386,476.29
  Total Regular Principal Reduction                                                                                 $120,008,618.46

  Total Collections                                                                                                 $142,169,300.50


  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------

  Total Collections                                                                                                 $142,169,300.50
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $142,169,300.50

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               2

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,756,257.12        $2,756,257.12                $0.00
   Amount per $1,000 of Original Balance               0.82                 0.82                 0.00

   Net Swap Payment                             $502,178.88
                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                    $1,052,470.05        $1,052,470.05               $0.00                $0.00               $0.00
   Class A2 Notes                     2,951,191.39         2,951,191.39                0.00                 0.00                0.00
   Class A3 Notes                     1,601,813.06         1,601,813.06                0.00                 0.00                0.00
   Class A4 Notes                     1,864,108.65         1,864,108.65                0.00                 0.00                0.00
   Class B Notes                        369,600.00           369,600.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,839,183.15        $7,839,183.15               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $286,550.00          $286,550.00               $0.00                $0.00               $0.00
   Class D Certificates                 385,000.00           385,000.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $671,550.00          $671,550.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $8,510,733.15        $8,510,733.15               $0.00                $0.00               $0.00

  Total Available for Principal Distribution$130,400,131.35

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       27,892,045.60
   Regular Principal Distribution Amount    445,287,699.35
                                            --------------
      Principal Distribution Amount        $473,179,744.95

  Noteholder Principal Distributions:
   Class A1 Notes                                       $130,400,131.35
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $130,400,131.35


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $130,400,131.35

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $142,169,300.50
  Total Distribution (incl. Servicing Fee) $141,667,121.62

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               2

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $224.06                   $1.81                  $225.86
  Class A2 Notes                                                 0.00                    2.29                     2.29
  Class A3 Notes                                                 0.00                    2.29                     2.29
  Class A4 Notes                                                 0.00                    3.34                     3.34
  Class B Notes                                                  0.00                    3.73                     3.73
                                                                 ----                    ----                     ----
      Total Notes                                              $40.46                   $2.43                   $42.89


  Class C Certificates                                          $0.00                   $4.34                    $4.34
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.09                    $5.09

  Total Notes and Certificates:                                $38.87                   $2.54                   $41.41

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,114,017,744.95       0.9662346                $2,983,617,613.60       0.9257734
  Class A1 Notes                              473,179,744.95       0.8130236                   342,779,613.60       0.5889684
  Class A2 Notes                            1,286,000,000.00       1.0000000                 1,286,000,000.00       1.0000000
  Class A3 Notes                              698,000,000.00       1.0000000                   698,000,000.00       1.0000000
  Class A4 Notes                              557,838,000.00       1.0000000                   557,838,000.00       1.0000000
  Class B Notes                                99,000,000.00       1.0000000                    99,000,000.00       1.0000000
  Class C Certificates                         66,000,000.00       1.0000000                    66,000,000.00       1.0000000
  Class D Certificates                         66,000,000.00       1.0000000                    66,000,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $3,246,017,744.95       0.9675632                $3,115,617,613.60       0.9286939



  Portfolio Information
  Weighted Average Coupon (WAC)                         8.09%                                           8.11%
  Weighted Average Remaining Maturity (WAM)             49.64                                           48.88
  Remaining Number of Receivables                     211,974                                         207,676
  Portfolio Receivable Balance              $3,307,508,544.41                               $3,187,499,925.95



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $14,874,999.69
  Specified Credit Enhancement Amount                                                                        $31,874,999.26
  Yield Supplement Overcollateralization Amount                                                             $101,374,226.60
  Target Level of Overcollateralization                                                                     $116,249,226.29

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               2

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $16,999,999.57
  Specified Reserve Account Balance                                                                           16,999,999.57
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             16,999,999.57
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $16,999,999.57
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------
  Liquidation Proceeds                                                                                                  $162,039.23
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Losses for Collection Period                                                                                    $517,550.72
  Charge-off Rate for Collection Period (annualized)                                                                          0.13%
  Cumulative Net Losses for all Periods                                                                                 $409,601.33


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,466                $36,713,160.19
  61-90 Days Delinquent                                                                           344                 $5,036,336.10
  91-120 Days Delinquent                                                                            2                    $29,208.74
  Over 120 Days Delinquent                                                                          2                    $15,898.26

  Repossesion Inventory                                                                           108                 $1,707,980.30


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0194%
  Current Collection Period                                                                                                 0.1314%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0104%
  Current Collection Period                                                                                                 0.1676%
  Three Month Average                                                                                                       0.0000%

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               2

  Worksheet Information
  ---------------------
  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,886,439.98                   $183,919.35
  New Advances                                                                           3,227,405.70                     48,634.77
  Servicer Advance Recoveries                                                            2,759,352.20                     64,456.95
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $5,354,493.48                   $168,097.17

  Current Month Interest Advances for Prepaid Loans                                        $36,240.40                        $23.16

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $124,400.67
  Additional Payaheads                                                                                                   218,349.33
  Payahead Draws                                                                                                         261,100.38
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                        $81,649.62




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